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                                                                     EXHIBIT 4.2

                             INVESTOR CERTIFICATE
                             --------------------


     Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to JCP Receivables, Inc. or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No.  1                                                            $  200,000,000
                                                            CUSIP NO.  466115AE2


                         JCP MASTER CREDIT CARD TRUST
                   5.50% ASSET BACKED CERTIFICATE, SERIES E

Evidencing an undivided interest in a trust, the corpus of which consists of a portfolio of J. C. Penney Company, Inc. ("JCPenney") credit card receivables acquired by JCP Receivables, Inc. ("JCPR").


                     (NOT AN INTEREST IN OR OBLIGATION OF
                    JCPR, JCPENNEY OR ANY AFFILIATE THEREOF
      EXCEPT AS STATED HEREIN OR IN THE POOLING AND SERVICING AGREEMENT.)

     This certifies that Cede & Co. (the "Certificateholder") is the registered owner of the undivided interest in a trust (the "Trust"), the corpus of which consists of a portfolio of receivables (the "Receivables") now existing or hereafter created under selected JCPenney credit card accounts (the "Accounts") acquired by or to be acquired by JCPR and transferred by JCPR to the Trust, all monies due or to become due with respect thereto and the other assets and interests constituting the Trust pursuant to a Master Pooling and Servicing Agreement dated as of September 5, 1988, as amended, by and among JCPR, JCPenney, as Servicer, and The Fuji Bank and Trust Company, as Trustee, as supplemented by the Series E Supplement ("Supplement") thereto (as so supplemented, the "Pooling and Servicing Agreement"), a summary of certain of the pertinent provisions of which is set forth below.

     PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS PAYABLE AS SET FORTH HEREIN NOVEMBER 17, 2003, OR EARLIER UPON THE OCCURRENCE OF A PAY OUT EVENT. ACCORDINGLY, THE UNPAID PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE PRINCIPAL BALANCE SET FORTH ABOVE. THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, JCPR OR THE SERVICER OR ANY AFFILIATE THEREOF EXCEPT AS STATED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT. THIS CERTIFICATE IS NOT A DEPOSIT AND NEITHER THE CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES OR ANY COLLECTIONS THEREON ARE INSURED OR GUARANTEED BY
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THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR
INSTRUMENTALITY. THIS CERTIFICATE IS LIMITED IN RIGHT OF PAYMENT TO CERTAIN COLLECTIONS RESPECTING THE RECEIVABLES, ALL AS MORE SPECIFICALLY SET FORTH HEREIN AND IN THE POOLING AND SERVICING AGREEMENT.

     JCPR has structured the Pooling and Servicing Agreement, any Supplement thereto and the Investor Certificates to facilitate a secured financing on favorable terms with the intention that the Investor Certificates will constitute indebtedness of JCPR for federal income and state and local tax purposes; and each Investor Certificateholder by acceptance of its Certificate agrees to recognize and report all Investor Certificates as indebtedness of JCPR for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, and to report all receipts and payments relating thereto in a manner that is consistent with such characterization.

     Capitalized terms used herein have their respective meanings set forth in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended and supplemented from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound.

     Although a summary of certain provisions of the Pooling and Servicing Agreement is set forth below, this Certificate is qualified in its entirety by the terms and provisions of the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee.

     Interest will accrue on the Certificates at the rate of 5.50% per annum from the Closing Date, as more specifically set forth in the Pooling and Servicing Agreement, and will be distributed on the 15th day of each month or, if such day is not a Business Day, on the next succeeding Business Day (a "Distribution Date"), to the Certificateholders of record as of the last Business Day of the calendar month preceding such Distribution Date. During the Rapid Amortization Period, Available Investor Principal Collections will be distributed to the Certificateholders on the Distribution Date of each calendar month commencing in the month following the commencement of the Rapid Amortization Period until the earlier of the date the Certificates are paid in full and the termination of Series E. During the Controlled Accumulation Period, the amount on deposit in the Principal Funding Account will be distributed as principal to the Certificateholders on the November 2003 Distribution Date, unless distributed earlier as a result of the commencement of the Rapid Amortization Period in accordance with the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement permits, with certain exceptions, the amendment thereof and the modification of the rights and obligations of the Servicer and the rights of the Certificateholders under the Pooling and Servicing Agreement at any time by the Servicer, JCPR and the Trustee (a) in certain cases with the consent of Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66 2/3% of the investor amounts of all Series adversely affected or (b) following the respective final payment dates of the Series B and Series C Certificates, by satisfying the Rating Agency Condition for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or any Supplement or of modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may (a) reduce in any manner

                                       2
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the amount of, or delay the timing of, distributions which are required to be made on any Investor Certificate, (b) change the definition of or the manner of calculating the Investor Amount, the Investor Percentage or the Investor Default Amount, or (c) reduce the aforesaid percentage required to consent to any such amendment, in each case without the consent of each Investor Certificateholder affected thereby.

     This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement, or be valid for any purpose.

                                       3
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     IN WITNESS WHEREOF, JCPR has caused this Certificate to be duly executed under its official seal.

                                       JCP RECEIVABLES, INC.



                                       By:
                                          -----------------------------
                                            C. A. Walther, President


[Seal]

Attested to:

By:
   ------------------------------
      Secretary


Date: November 25, 1998

                                       4
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                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                         CERTIFICATE OF AUTHENTICATION
                         -----------------------------


     This is one of the Certificates described in the Pooling and Servicing Agreement.


THE FUJI BANK AND TRUST
COMPANY, As Trustee,

By:
    ------------------------------
     Authorized Officer



DATED:
       ---------------------------

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